UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 2, 2008, Mark Leschly notified us that he would not stand for re-election as a director at our 2008 annual meeting of stockholders, which took place on May 28, 2008.  On May 28, 2008, in recognition of Mr. Leschly’s past service and significant contributions to Senomyx, our Board of Directors approved the acceleration of vesting of options to purchase 1,500 shares of our common stock, which represent all of Mr. Leschly’s outstanding and unvested stock options. The accelerated stock options have an exercise price of $13.19 per share. Our Board of Directors also approved the extension of the exercise period of all of Mr. Leschly’s stock options through December 31, 2008, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:	/S/ DAVID B. BERGER

David B. Berger
Vice President, General Counsel and
Corporate Secretary

Date: May 29, 2008